UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

BIO-TECHNE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following Q&A was made available to Bio-Techne’s employees on July 9, 2026.

This FAQ is organized by topic to help you quickly find the information most relevant to your question:

●	The Transaction

●	Employees, Compensation & Benefits

●	Business Operations

●	Culture & Company Life

●	Communications & Engagement Guidelines

The Transaction

1.	When is the transaction expected to close?

●	The transaction is expected to close by late 2026 or early 2027, subject to satisfaction of customary closing conditions, including receipt of required regulatory approvals and approval by Bio-Techne shareholders.

2.	Who is Merck KGaA, Darmstadt, Germany and is it a different company from Merck & Co. / Merck Sharp and Dohme (MSD)?

●	Merck KGaA, Darmstadt, Germany is a global science and technology company serving the entire value chain of life science-related industries and is a different company than Merck & Co., which operates outside the U.S. and Canada as Merck Sharp and Dohme (MSD).

●	Merck KGaA, Darmstadt, Germany holds the rights to the Merck name internationally, except in the U.S. and Canada.

●	In the U.S. and Canada, Merck KGaA, Darmstadt, Germany’s businesses operate under different names:

o	MilliporeSigma is the U.S. and Canada Life Science business;

o	EMD Serono is its Healthcare business; and

o	EMD Electronics is its Electronics business.

3.	How will Bio-Techne be integrated into Merck KGaA, Darmstadt, Germany?

●	Merck KGaA, Darmstadt, Germany has a strong track record of successfully integrating acquisitions, including larger-scale and capability-expanding transactions like this one.

●	Building on this experience, Merck KGaA, Darmstadt, Germany is committed to executing a thoughtful integration process focused on business continuity, critical talent retention, scientific capabilities and customer relationships.

●	It’s important to keep in mind that between now and the closing of the transaction, there is much work to be done as we determine how to best bring these companies together. As we undertake important work through this phase, we will be mindful of complying with legal requirements.

●	From now until the closing of the transaction, Bio-Techne and Merck KGaA, Darmstadt, Germany will continue to operate as independent companies, and it is business as usual for us at Bio-Techne.

●	We remain focused on delivering for our customers.

●	While we don’t yet have all the answers, we will keep you informed, as appropriate, along the way.

Employees, Compensation & Benefits

4.	What does this transaction mean for employees?

●	Merck KGaA, Darmstadt, Germany recognizes the impressive impact we have made across the life sciences industry, and they are excited to welcome our talented team.

●	Nothing is changing today, and we ask you to remain focused on executing our strategy.

●	As part of Merck KGaA, Darmstadt, Germany, Bio-Techne will be able to advance its mission to improve the quality of life with greater scale and expanded capabilities, empowering our customers to tackle the most important challenges in science and healthcare and helping to improve outcomes worldwide.

●	In joining Merck KGaA, Darmstadt, Germany’s larger global Life Science organization, Bio-Techne employees will have additional opportunities to contribute to a broader range of customer priorities, serving new channels and helping drive growth.

5.	Will there be layoffs in connection with this transaction?

●	There are no immediate changes for employees as a result of the transaction. No decisions have been made regarding future workforce impacts. We will communicate openly and share updates, as appropriate, as decisions are made.

●	This transaction will bring together two highly complementary life sciences organizations with unique capabilities.

●	For Merck KGaA, Darmstadt, Germany, acquiring Bio-Techne will expand its global reach and advance its growth agenda. As part of that, Merck KGaA, Darmstadt, Germany intends to leverage the unique strengths and expertise of both organizations while continuing to invest in the capabilities, development and long-term success of its workforce worldwide.

●	Between now and the closing of the transaction, there is much work to be done as we determine how to best bring these companies together. As we undertake important work through this phase, we will be mindful of complying with legal requirements.

●	Our talented team and the capabilities you have built are a key reason why Merck KGaA, Darmstadt, Germany is so excited about the transaction.

6.	Will there be any changes to salaries, benefits or compensation as a result of the transaction?

●	Until the closing of the transaction, we will continue to operate as an independent company, and you will continue to be paid and receive benefits as usual.

7.	What's happening with our performance review, merit increases, and bonus cycle?

●	Until the closing of the transaction, we will continue to operate as an independent company, and there are no changes to our performance and compensation cycles.

●	Annual performance cycle timeline* and deliverables remain unchanged, including self-reviews, manager reviews, merit and performance conversations.

●	Bonus payouts remain tied to company and/or segment performance.

●	*As previously communicated, US employees will receive bonus payouts for FY2026 at the end of August; timing for all other markets remains consistent with prior years.

8.	What happens to the Bio-Techne stock I own? What about my options, RSUs or PSUs?

●	For employees who are Bio-Techne shareholders, upon completion of the transaction, you will receive $73.00 per share in cash (less any required tax withholdings) for each share of Bio-Techne common stock owned.

●	For employees who hold stock options (other than under the ESPP), at closing your vested stock options will be cancelled and converted into a cash payment equal to the amount, if any, by which $73.00 exceeds your exercise price, multiplied by the number of shares covered by the stock option (with any performance conditions for incomplete periods determined based on the target level of performance). Vested options will be paid, less applicable tax withholding, in connection with closing through payroll at the first administratively practicable payroll period following the closing. At closing, unvested stock options will convert into a cash award in an amount calculated using the same formula as for vested stock options, which cash award will continue to vest and be paid, less applicable tax withholding, on the same time-based schedule (including any acceleration terms) that applies before closing. Any stock option with an exercise price at or above $73.00 will be cancelled at closing without payment.

●	For employees who hold RSUs, at closing your RSUs will convert into a cash award equal to $73.00 per RSU and will continue to vest and be paid, less applicable tax withholding, on the same time-based schedule (including any acceleration terms) that applies to your RSUs before closing.

●	For employees who hold PSUs, at closing your PSUs will convert into a cash award equal to $73.00 per PSU and will continue to vest and be paid, less applicable tax withholding, on the same time-based schedule (including any acceleration terms) that applies to your PSU before closing, but will no longer be subject to performance conditions. For any performance period not yet completed at closing, the number of PSUs will be determined by deeming performance as achieved at maximum and no further performance conditions will apply.

●	For any employees who hold restricted stock awards, at closing your restricted stock will convert into a cash award equal to $73.00 per share of restricted stock (with any performance conditions for incomplete periods determined based on the target level of performance) and will continue to vest and be paid, less applicable tax withholding, on the same schedule (including any acceleration terms) that applies to your restricted stock before closing.

9.	What's happening with equity awards and existing grant agreements?

●	The scheduled 2026 grant date remains mid-August for eligible employees. Stock vehicles and grant date values will continue to be communicated in coordination with the award.

●	Until closing, all terms and conditions of the equity plan and individual grant agreements continue to operate in accordance with their terms.

●	At closing, then-outstanding equity awards will be treated as described in the FAQ: “What happens to the Bio-Techne stock I own? What about my options, RSUs or PSUs.”

●	The current Employee Stock Purchase Plan (ESPP) cycle will end as scheduled in August 2026. Employees may continue participating through the end of the current cycle; however, contribution elections cannot be increased and no separate non-payroll contributions may be made, and no new participants may enroll. At the end of the cycle, accumulated employee contributions will be used to purchase shares in accordance with the plan. Any remaining funds that cannot be used to purchase a whole share will be refunded through payroll as soon as practicable. No new cycle will begin.

10.	Are there any changes to health plans, wellness programs, or 401(k)?

●	Until the closing of the transaction, we will continue to operate our benefits programs as usual, including health plans, wellness programs and Bio-Techne’s 401(k) plan.

●	Fiscal-year 2027 US health plans and wellness programs are effective July 1, 2026 and benefits will continue in accordance with the terms of the applicable plan or program; renewal for other markets generally remains consistent with prior practices.

11.	Will there be changes to reporting relationships as a result of the transaction?

●	We will continue operating as an independent company until the closing of the transaction.

●	There will be no transaction-related changes to roles, reporting relationships and responsibilities before the closing of the transaction.

Business Operations

12.	Will we retain the current Bio-Techne physical sites?

●	Between now and the closing of the transaction, there is much work to be done as we determine how to best bring these companies together. As we undertake important work through this phase, we will be mindful of complying with legal requirements.

13.	What will happen to the Bio-Techne brands?

●	The brand architecture we introduced in April remains our foundation, and we'll continue to apply it in our day-to-day activities, communications, and customer experience.

●	The vast majority of our work on brand will continue as usual, and, as our integration work gets underway, we will share relevant updates to our brand workstream.

14.	Does this mean our strategy will change?

●	As part of Merck KGaA, Darmstadt, Germany, Bio-Techne will be able to advance its mission to improve the quality of life by catalyzing advances in science and medicine with greater scale and expanded capabilities, empowering our customers to tackle the most important challenges in science and healthcare and helping to improve outcomes worldwide.

●	Importantly, nothing is changing today, and we ask you to remain focused on executing our strategy.

●	The best thing every one of us can do is stay focused on delivering for our customers.

15.	I’m in the midst of finalizing a contract with a customer / partner / supplier / vendor on a new project. Can I move forward?

●	Yes, subject to Legal approval as required under the Delegation of Management Authority.

●	Nothing is changing today, and we ask you to remain focused on executing our strategy.

●	We will continue operating as an independent company until the closing of the transaction.

16.	Will my Bio-Techne email address / phone number / contact information change?

●	Until the transaction closes, it is business as usual at Bio-Techne, and your contact information will remain the same.

Culture & Company Life

17.	How do Merck KGaA, Darmstadt, Germany’s values and culture compare to Bio-Techne’s?

●	We believe our values and cultures are very similar. As we have worked closely with the team to reach this agreement, it is clear that both companies are driven by a deep passion for innovation, achieving scientific breakthroughs and advancing human health for generations to come.

18.	Will our 50th anniversary celebrations still take place?

●	Yes. We look forward to celebrating this milestone together.

●	There are no planned changes to EPIC day off (August 21) or other 50th anniversary celebrations.

Communications & Engagement Guidelines

19.	What should I do if a Merck KGaA, Darmstadt, Germany employee contacts me with questions or requests for information? Can I contact employees from Merck KGaA, Darmstadt, Germany?

●	Until the closing of the transaction, Merck KGaA, Darmstadt, Germany, and Bio-Techne continue to operate as independent companies.

●	Unless you have an authorized business reason to engage with a counterpart at Merck KGaA, Darmstadt, Germany, please do not do so at this time.

●	All information shared with Merck KGaA, Darmstadt, Germany, should come at the discretion of Bio-Techne’s management team.

20.	What should I tell customers and partners who may ask about the transaction?

●	You can let them know that we are excited about this opportunity to address some of the most important opportunities in life sciences and support our customers in accelerating the next generation of scientific discovery and therapeutic innovation.

●	You should also let them know that for now, it is business as usual, and reassure them that there are no changes to how we work with them.

21.	What do I do if I am contacted by the media, financial analysts or investors?

●	Consistent with our company policy, if you are contacted by the media, please don’t respond and refer them to Lindsey Rodger, Head of Corporate Communications, at lindsey.rodger@bio-techne.com. If you are contacted by any other third party, please refer them to David Clair, our Vice President of Investor Relations, at david.clair@bio-techne.com.

22.	Can I post on social media about the transaction?

●	As a public company, Bio-Techne is subject to strict SEC rules governing what and how information about this transaction may be shared on social media.

●	Employees may repost or “like” information shared by the official company social media accounts. However, you should refrain from creating new content about the transaction or commenting about the transaction to help ensure we remain compliant with SEC requirements.

●	For general guidance on how to engage appropriately on social media as a Bio-Techne employee, please refer to Bio-Techne’s social media policy.

*            *            *

These FAQs are for general information purposes only and do not constitute a legally binding document in any respect. The treatment of equity awards in connection with the closing is governed by the terms and conditions of the Bio-Techne equity incentive plan and applicable award agreement (the “Equity Plan Documents”) and the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 25, 2026, among Bio-Techne, Merck KGaA, Darmstadt, Germany and EMD Holdings NewCo, Inc. If there is any conflict between these FAQs on the one hand and the terms of the Merger Agreement or the Equity Plan Documents on the other hand or any other Bio-Techne plan, policy, program or arrangement, the Merger Agreement, the Equity Plan Documents or such other plan, policy, program or arrangement (as applicable) will control.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements based on current assumptions and forecasts made by Merck KGaA, Darmstadt, Germany or Bio-Techne management. Statements that include words such as “anticipate,” “expect,” “should,” “would,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” and other words of similar meaning in connection with future events or future operating or financial performance are often used to identify forward-looking statements. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. Actual results could differ materially from those projected or forecasted in the forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation or development and the estimates given here. These factors include the following: Merck KGaA, Darmstadt, Germany’s ability to successfully complete the proposed acquisition of Bio-Techne or realize the anticipated benefits of the proposed transaction in the expected timeframes or at all; Merck KGaA, Darmstadt, Germany’s ability to successfully integrate Bio-Techne’s operations into those of Merck KGaA, Darmstadt, Germany, given such integration may be more difficult, time-consuming or costly than expected; the failure to obtain Bio-Techne’s shareholders’ approval of the proposed transaction; the failure of any of the conditions to the proposed transaction to be satisfied; the possibility that competing offers or acquisition proposals for Bio-Techne will be made; revenues following the proposed transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the proposed transaction; the retention of certain key employees at Bio-Techne; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact Bio-Techne’s or Merck KGaA, Darmstadt, Germany’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Bio-Techne’s common stock, including if the proposed transaction is not consummated; the outcome of any legal proceedings related to the proposed transaction; the impact of the proposed transaction on Bio-Techne’s credit rating; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; delays in obtaining any approvals required to complete the proposed transaction or an inability to obtain them on the terms proposed or on the anticipated schedule or regarding accounting and tax treatments of the proposed transaction; the impact of indebtedness to be incurred by Merck KGaA, Darmstadt, Germany in connection with the proposed transaction; the effects of the business combination of Bio-Techne and Merck KGaA, Darmstadt, Germany, including the combined company’s future financial condition, operating results, strategy and plans; third parties may claim that Merck KGaA, Darmstadt, Germany’s or Bio-Techne’s products infringe their intellectual property rights; fluctuations in non-U.S. currencies could result in transaction losses; acts of war and terrorism may adversely affect Merck KGaA, Darmstadt, Germany’s or Bio-Techne’s business; the volatility of the international marketplace; and other factors discussed in Merck KGaA, Darmstadt, Germany’s public reports which are available on Merck KGaA, Darmstadt, Germany’s website at https://www.emdgroup.com/en or in Bio-Techne’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended June 30, 2025 and Bio-Techne’s other filings with the SEC, which are available at http://www.sec.gov and on Bio-Techne’s website at https://www.bio-techne.com. Except as otherwise required by law, neither Merck KGaA, Darmstadt, Germany nor Bio-Techne assumes any liability whatsoever to update these forward-looking statements or to conform them to future events or developments. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Important Information and Where to Find It

This communication relates to the proposed transaction involving Bio-Techne and Merck KGaA, Darmstadt, Germany. In connection with the proposed transaction, Bio-Techne intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Bio-Techne files with the SEC or sends to Bio-Techne’s shareholders in connection with the proposed transaction. SHAREHOLDERS OF BIO-TECHNE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, or on Bio-Techne’s website at https://www.bio-techne.com.

Participants in Solicitation

Bio-Techne and its directors and executive officers, and Merck KGaA, Darmstadt, Germany and certain of its executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Bio-Techne common stock in respect of the proposed transaction. Information about the directors and executive officers of Bio-Techne is set forth (i) in Bio-Techne’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on September 19, 2025, which is available here, including under the headings “Proposal 2: Election of Directors,” “Corporate Governance,” “Director Compensation,” “Executive Compensation” and “Share Information”, and (ii) under Item 5.02, “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” in the Current Report on Form 8-K filed by Bio-Techne with the SEC on February 11, 2026 (which is available here). To the extent holdings of Bio-Techne’s securities by its directors or executive officers have changed since the amounts set forth in such documents, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC that are or will be available at the SEC’s website, http://www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.